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                                                                  Exhibit  10.13
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                      FIRST AMENDMENT TO CREDIT AGREEMENT
                      -----------------------------------


          THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this "First Amendment") dated as of this ____ day of July, 1994, by and between ABN AMRO BANK N.V. SAN
                                                        ----------------------
FRANCISCO INTERNATIONAL BRANCH AND/OR CAYMAN ISLANDS BRANCH ("Bank") and
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MEASUREX CORPORATION, a Delaware corporation ("Company"),
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                              W I T N E S S E T H:

          WHEREAS, the parties hereto entered into that certain Credit Agreement, dated July 22, 1993 (the "Credit Agreement"), pursuant to which Bank agreed to lend to Company the principal amount of twenty million Dollars ($20,000,000) plus interest thereon with a maturity date of July 21, 1994; and

          WHEREAS, the parties hereto desire to amend the Credit Agreement to extend the maturity date and to amend certain other provisions of the Credit Agreement as set forth herein:

          NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable considerations, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

          1.   Definitions.  All capitalized terms used herein and not otherwise
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defined herein shall have the meanings given to such terms in the Credit
Agreement.

          2.   Extension of Termination Date.
               -----------------------------

               (a) The definition of "Termination Date" contained in Article 1 of the Credit Agreement is hereby amended by deleting the date "July 21, 1994" and replacing such date with the following date: "July 20, 1995."

               (b) The first sentence of Section 2.6 of the Credit Agreement is hereby deleted in its entirety and replaced with the following sentence:

              "The Facility established hereunder shall terminate on the Termination Date."

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                                                                 Exhibit   10.13
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     3.   Issuance of Letters of Credit.  Section 3.1 of the Credit Agreement is
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hereby amended by deleting the phrase "two million five hundred thousand Dollars
($2,500,000)" from the first sentence of such section and replacing such phrase with the following phrase: "five million Dollars ($5,000,000)."

     4.   Commitment Fee.  The first sentence of Section 2.7 of the Credit
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Agreement is hereby deleted in its entirety and replaced with the following sentence:

          "The Company agrees to pay to the Bank a commitment fee (the "Commitment Fee") for the period from the Effective Date to the Termination Date computed (on the basis of days elapsed and a year of three hundred sixty (360) days) on the unused amount of the Maximum Amount as follows: (a) at a rate equal to three eighths of one percent (0.375%) per annum on that portion of the unused amount of the Maximum Amount up to and including five million Dollars ($5,000,000) minus the aggregate undrawn amount of Letters of Credit issued hereunder with expiration dates more than twenty-four (24) months after the date of issuance, and (b) at a rate equal to one quarter of one percent (0.25%) per annum on the remainder of the unused amount of the Maximum Amount."

     5.   Ratification of Credit Agreement.  Except as amended hereby, all of
          --------------------------------
the provisions set forth in the Credit Agreement remain in full force and effect. From and after the date hereof, any reference in the Credit Agreement to "this Agreement" shall mean the Credit Agreement as amended by this First Amendment.

     6.   Severability.  If any provision of this First Amendment shall be held
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to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     7.   Governing Law.  This First Amendment shall be governed by and
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construed in accordance with the internal laws of the State of California.

     8.   Counterparts.  This First Amendment may be executed in any number of
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counterparts, all of which together shall constitute a single instrument, and it shall not be necessary that any counterpart be signed by all the parties hereto.

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                                                                 Exhibit   10.13
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     9.   Headings.  The headings hereof are for convenience only and are not
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intended to affect the meaning or interpretation of this First Amendment.

     10.   Benefit of Agreement.  This First Amendment shall inure to the
          --------------------
benefit of, and be enforceable by Bank, Company, and their respective successors and assigns.

     IN WITNESS WHEREOF, the undersigned have caused this First Amendment to Credit Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                        MEASUREX CORPORATION



                                        By _______________________________

                                           Its ___________________________



                                        By _______________________________

                                           Its ___________________________


                                        ABN AMRO BANK N.V.



                                        By _______________________________
                                                 Carol A. Levine
                                                 Vice President



                                        By _______________________________

                                           Its ___________________________



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